Calculation of Filing Fee Tables
S-8
Enviri II Corp
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.00001 par value per share	457(a)	5,700,000	$ 15.71	$ 89,547,000.00	0.0001381	$ 12,366.44
Total Offering Amounts:						$ 89,547,000.00		$ 12,366.44
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 12,366.44
Offering Note
[1]	1a. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the registration statement on Form S-8 (the "Registration Statement") shall also cover any additional shares of common stock of Enviri II Corporation (the "Registrant") that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant's common stock. 1b. Represents 5,700,000 shares of the Registrant's common stock that were authorized for issuance in respect of awards under the Registrant's 2026 Omnibus Incentive Plan. 1c. Estimated in accordance with Rules 457(c) and (h) of the Securities Act, solely for the purpose of calculating the registration fee. The proposed maximum offering price per share of $15.71 was computed by averaging the high and low prices of a share of the Registrant's common stock on the "when-issued" trading market as reported NYSE on May 27, 2026, a date within five business days prior to the date of the filing of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources